UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 31, 2016

L3 TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	3 33-46983	13-3937436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 THIRD AVENUE NEW YORK, NEW YORK	10016
(Address of principal executive offices)	(Zip code)

(Registrant’s telephone number, including area code: (212) 697-1111

L-3 Communications Corporation
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

*This Report is filed by L3 Technologies, Inc. as successor registrant (the “Successor Registrant” or the “Company”) to L-3 Communications Holdings, Inc. (the “Predecessor Registrant”).  The Predecessor Registrant’s common stock was registered under Section 12(b) of the Exchange Act.  The Successor Registrant’s common stock is deemed to be registered under Section 12(b) of the Exchange Act pursuant to Rule 12g-3(a) thereunder.

Item 3.03 Material Modification to Rights of Security Holders

The information included under Items 5.03 and 8.01 is incorporated by reference herein.

Item 5.01 Change in Control of Registrant

The information included under Item 8.01 is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information included under Item 8.01 is incorporated by reference herein.

Item 8.01 Other Events

Effective as of December 31, 2016 at 11:58 p.m. (the “Effective Time”), as part of a planned internal restructuring, the Predecessor Registrant merged with and into the Company (the “Merger”), such that, as of the Effective Time, the Predecessor Registrant’s separate corporate existence ceased and the Company continued as the surviving corporation in accordance with the Agreement and Plan of Merger, dated March 4, 2016, by and between the Company and the Predecessor Registrant, as amended on October 18, 2016 and December 7, 2016 (the “Merger Agreement”).  The Merger had been approved by the Board of Directors of the Predecessor Registrant and the Board of Directors of the Successor Registrant on February 9, 2016.  The Merger had been approved by the shareholders of the Predecessor Registrant at the 2016 annual meeting of shareholders on May 3, 2016.  Following the Merger, effective as of December 31, 2016, at 11:59 p.m., the Company changed its name from L-3 Communications Corporation to L3 Technologies, Inc. (the “Name Change”).

At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any of the Predecessor Registrant’s common stock, each share of the Predecessor Registrant’s common stock issued and outstanding immediately prior to the Effective Time was converted into one share of common stock, par value $0.01 per share, of the Company.  Each restricted stock unit, performance unit, deferred stock unit, stock appreciation right, put, call or any other right with respect to shares of the Predecessor Registrant’s common stock outstanding immediately prior to the Effective Time was converted into one restricted stock unit, performance unit, deferred stock unit, stock appreciation right, put, call or other right with respect to the Successor Registrant’s common stock, respectively, on the same terms and conditions as were applicable under such outstanding restricted stock unit, performance unit, deferred stock unit, stock appreciation right, put, call, or other right at the Effective Time, and relating to the number of shares of the Company’s common stock as was equal to the number of shares of the Predecessor Registrant’s common stock that were subject thereto.  All terms and conditions of each such restricted stock unit, performance unit, deferred stock unit, stock appreciation right, put, call or other right otherwise remained unchanged.

The Company is a publicly traded company with reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Outstanding shares of the Company’s common stock have been issued CUSIP number 502413107.  The Company’s common stock will be listed on the New York Stock Exchange under the same ticker symbol used by the Predecessor Registrant, “LLL”.  The Merger did not result in any material changes in the business, offices, directors, officers, employees, assets, liabilities, obligations or net worth (in each case on a consolidated basis) of the Company as compared to the Predecessor Registrant.   In connection with and effective upon completion of the Merger and the Name Change, the Certificate of Incorporation of the Company was amended and restated in its entirety to be substantially in the form of the Amended and Restated Certificate of Incorporation of the Predecessor Registrant as in effect immediately prior to the Effective Time.  In connection with the Merger, the Bylaws of the Company were amended and restated in their entirety to be substantially in the form of the Bylaws of the Predecessor Registrant as in effect immediately prior to the Effective Time (both the Company’s Certificate of Incorporation and Bylaws were further amended and restated solely to effect the Name Change).  The complete text of the Company’s Amended and Restated Certificate of Incorporation and Bylaws is filed as Exhibit 3.1 and Exhibit 3.2 to this Current Report on Form 8-K, respectively, and is incorporated by reference herein.  The Company maintains its principal offices at 600 Third Avenue, New York, New York 10016.

As a result of the Merger and by operation of Rule 12g-3(a) promulgated under the Exchange Act, the Company is the successor registrant to the Predecessor Registrant and succeeds to the attributes of the Predecessor Registrant as the registrant with respect to the Company’s common stock, and the common stock of the Company is deemed to be registered under Section 12(b) of the Exchange Act.  The Predecessor Registrant intends to file a Form 15 with the Securities and Exchange Commission to terminate the registration of the Predecessor Registrant’s common stock and suspend its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

 (d)          Exhibits

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of L3 Technologies, Inc.

3.2	Amended and Restated Bylaws of L3 Technologies, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L3 TECHNOLOGIES, INC.

By:	/s/ Allen E. Danzig
	Name:	Allen E. Danzig
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date	January 3, 2017

EXHIBIT INDEX

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of L3 Technologies, Inc.

3.2	Amended and Restated Bylaws of L3 Technologies, Inc.